LEASE                                                      Dated 24th June 1996




    Landlord:      CAPITAL & COUNTIES PLC

    Tenant:        BRITE VOICE SYSTEMS GROUP LIMITED




                                   Brook House Gatley










            New General Purpose Lease                   Debenham & Co.
                     LSEGPN.D                            20 Hans Road
             Author of Standard: FS                      Knightsbridge
         Last Revised:  30th April 1996                London SW3 1RT

             @ Debenham & Co 1995







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CONTENTS
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CLAUSE                                                                     PAGE

CLAUSE 1     PARTICULARS..................................................    1

CLAUSE 2     DEFINITIONS..................................................    4

CLAUSE 3     INTERPRETATION...............................................    9

3.1          Rights of the Landlord.......................................    9
3.2          Act or default of the Tenant.................................    9
3.3          Approvals of any superior landlord and mortgagee.............    9
3.4          Consent of the Landlord, approval, etc.......................    9
3.5          English law..................................................    9
3.6          Gender and number............................................    9
3.7          General and particular words.................................    9
3.8          Headings.....................................................    9
3.9          Joint and separate obligations...............................   10
3.10         Last year and end of the Tenancy.............................   10
3.11         Perpetuity period............................................   10
3.12         Person and party.............................................   10
3.13         Rights and obligations.......................................   10
3.14         Statute......................................................   10
3.15         Superior landlord............................................   11
3.16         Tenant not to allow act......................................   11

CLAUSE 4     LETTING......................................................   12

4.1          Letting......................................................   12
4.2          Rights and reservations......................................   12

CLAUSE 5     TENANT'S RIGHTS..............................................   13

CLAUSE 6     LANDLORD'S RIGHTS............................................   14

6.1          Conducting Media.............................................   14
6.2          Light, support, etc..........................................   14
6.3          Entry by Landlord............................................   14
6.4          Landlord's right to carry out works on other premises........   15
6.5          Letting board, etc...........................................   15
6.6          Goods left on the Property...................................   15
6.7          Variation on implied rights..................................   15

CLAUSE 7     TENANT'S COVENANTS...........................................   16

7.1          Rent.........................................................   16
7.2          Outgoings....................................................   16
7.3          Interest.....................................................   16
7.4          Repair and decoration........................................   17
7.5          Maintenance..................................................   17
7.6          Contribution to repair of party walls etc....................   18
7.7          Repair on notice.............................................   18
7.8          Compliance with statutory requirements, etc..................   18
7.9          Restrictions on dealings.....................................   19


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CLAUSE                                                                     PAGE

7.10         Registration of assignments, etc.............................   22
7.11         Information..................................................   22
7.12         Alterations..................................................   23
7.13         Signs and Notices............................................   23
7.14         Cost of removal by Landlord of unauthorised signs, etc.......   23
7.15         Service installations........................................   23
7.16         Nuisance.....................................................   24
7.17         Use..........................................................   24
7.18         Overloading..................................................   24
7.19         Notices......................................................   24
7.20         Planning.....................................................   24
7.21         Encroachments................................................   24
7.22         Maintenance agreements.......................................   25
7.23         Defective premises...........................................   25
7.24         Landlord's rights............................................   25
7.25         Landlord's Regulations.......................................   25
7.26         The CDM Regulations..........................................   25
7.27         Landlord's costs.............................................   26
7.28         Indemnities..................................................   27
7.29         Yield up.....................................................   27
7.30         VAT..........................................................   27

CLAUSE 8     LANDLORD'S COVENANTS.........................................   28

             Quiet enjoyment..............................................   28

CLAUSE 9     INSURANCE....................................................   29

9.1          Landlord to insure Property..................................   29
9.2          Additional Landlord's fixtures...............................   29
9.3          Landlord to inform Tenant of insurance cover.................   29
9.4          Damage to Property...........................................   29
9.5          Option to terminate following damage by an Insured Risk......   30
9.6          Option to terminate following damage by an Excluded Risk.....   30
9.7          Application by Tenant for new lease following termination....   31
9.8          Tenant's obligations in respect of Landlord's insurances.....   31
9.9          Tenant's insurance...........................................   32

CLAUSE 10    SUSPENSION OF RENT...........................................   33

10.1         Application..................................................   33
10.2         Suspension...................................................   33
10.3         Disputes.....................................................   33

CLAUSE 11    FORFEITURE...................................................   34

CLAUSE 12    DECLARATIONS, WARRANTIES AND MISCELLANEOUS...................   35

12.1         Representations and exclusion of use warranty................   35
12.2         Accidents....................................................   35
12.3         Payments recoverable as rent.................................   35
12.4         Release of the Landlord......................................   35
12.5         Service of notices...........................................   35
12.6         Jurisdiction of the English courts...........................   35
12.7         Tenant's option to terminate.................................   36


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CLAUSE                                                                     PAGE

CLAUSE 13    ARBITRATION OR DETERMINATION BY EXPERT.......................   37

13.1         Contrary Provision...........................................   37
13.2         Arbitration..................................................   37
13.3         Determination by an expert...................................   37
13.4         Expert's terms of appointment................................   37
13.5         Experience of arbitrator or expert...........................   38
13.6         Non-payment of costs of arbitrator or expert.................   38

CLAUSE 14    RENT REVIEW..................................................   39

14.1         Definitions..................................................   39
14.2         New Rent.....................................................   41
14.3         Memorandum...................................................   41
14.4         Delay........................................................   41

CLAUSE 15    GUARANTEE....................................................   42

15.1         Definition...................................................   42
15.2         Guarantee....................................................   42
15.3         New lease on disclaimer, etc.................................   42
15.4         Waiver by Guarantor of rights................................   43
15.5         Guarantor's liability not to be prejudiced...................   44
15.6         Surrender of part by Original Tenant.........................   44
15.7         Benefit of guarantee.........................................   44
15.8         Change of address............................................   44



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LEASE

PARTICULARS
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CLAUSE 1

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1.1   DATE                       24TH JUNE 1996

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1.2   HEADLEASE/UNDERLEASE       This lease is a headlease.

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1.3   PARTIES

      1.3:1  Landlord            CAPITAL & COUNTIES PLC
                                 Registered office: 40 Broadway  London SW1H
                                 0BU
                                 (Company registration number:  280739).

                                 ----------------------------------------------
      1.3:2  Tenant              BRITE VOICE SYSTEMS GROUP LIMITED
                                 Registered office: Dennis House Marsden Street
                                 Manchester M2 1JD
                                 (Company registration number:  2601740)

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1.4   PROPERTY                   BROOK HOUSE (formerly Bridge House)
                                 Stonepail Close Gatley Stockport Sk8 4HZ being the whole of the land and buildings comprised in the Landlord's freehold title number GM681354

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1.5   CONTRACTUAL TERM           TEN YEARS from and including the 24th June
                                 1996.

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                                        1

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1.6   RENT

      1.6:1  Amount              To and including the 24th December
                                 1996 TWENTY THOUSAND FIVE HUNDRED AND
                                 FOURTEEN POUNDS (L20,514) a year; from and including 25th December 1996 to and including the 23rd June 1997 ONE HUNDRED AND
                                 SEVENTY SEVEN THOUSAND SEVEN HUNDRED AND
                                 EIGHTY EIGHT POUNDS (L177,788) a year; from and including 24th June 1997 to and including 23rd June 1998 TWO HUNDRED AND
                                 THIRTY-TWO THOUSAND FOUR HUNDRED AND
                                 NINETY-TWO POUNDS (L232,492) a year; from and including 24th June 1998 to and including the 23rd June 1999 TWO HUNDRED AND
                                 NINETY FOUR THOUSAND AND THIRTY FOUR POUNDS
                                 (L294,034) a year; from and including 24th
                                 June 1999 to and including the 23rd June
                                 2001 THREE HUNDRED AND TWENTY ONE THOUSAND
                                 THREE HUNDRED AND EIGHTY SIX POUNDS
                                 (L321,386) a year and thereafter THREE HUNDRED
                                 THOUSAND EIGHT HUNDRED AND SEVENTY TWO
                                 POUNDS (L300,872) a year as varied from time to time under the provisions of this Lease
                                 (including in particular the provisions for review in clause 14).

                                 ----------------------------------------------
      1.6:2  Rent                24th June 1996

             Commencement
             Date

                                 ----------------------------------------------
      1.6:3  First Rent Payment  24th June 1996
             Date

                                 ----------------------------------------------
      1.6:4  Review Dates        24th June 2001 only.

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1.7   INSURANCE RENT
      COMMENCEMENT DATE          24th June 1996

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                                        2

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      1.8  PERMITTED USE         Offices within Class B1 of the Town
                                 and Country Planning (Use Classes)
                                 Order 1987 and ancillary purposes

      1.9  LANDLORD AND TENANT
           (COVENANTS) ACT       1995
                                 This Lease is a new tenancy under
                                 section 1 of the Landlord and Tenant
                                 (Covenants) Act 1995


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                                        3


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DEFINITIONS

CLAUSE 2

In this Lease the following definitions apply:

"ARBITRATION"                    arbitration under clause 13.2.

"AUTHORISED GUARANTEE            has the meaning given to "authorised guarantee
AGREEMENT"                       agreement" in section 28 of the Landlord and
                                 Tenant (Covenants) Act 1995.

"BASE RATE"                      the base rate from time to time of Barclays
                                 Bank PLC or, if that is not available, the most closely comparable rate of interest, to be determined (if not agreed) by Arbitration.

"CONDUCTING MEDIA"               all conducting media, including (but not
                                 limited to) pipes, flues, ducts, wires,
                                 cables, drains, sewers, gutters, gullies and channels and their ancillary plan and equipment.

"CONTRACTUAL TERM"               the term specified in clause 1.5.

"EXCLUDED REVIEW                 (see clause 14.1)
MATTERS"

"EXCLUDED RISK"                  any risk which would have fallen within the
                                 definition of "Insured Risks" but for the Landlord exercising its discretion to exclude the risk from that definition.

"FAIR PROPORTION"                the fair proportion reasonably determined
                                 from time to time by the Landlord's Surveyor.

"first rent payment date"        the date specified in clause 1.6:3.

"group company"                  a company which is a member of the same
                                 group as the Landlord or the Tenant (as the case may be). For the purpose of this definition:

                                 (a)  a company is a "subsidiary" of another
                                      company if that other company:

                                        (i) holds a majority of the voting
                                            rights in it, or

                                       (ii) is a member of it and has the right
                                            to appoint or remove a majority of
                                            its board of directors, or

                                      (iii) is a member of it and controls
                                            alone, under an agreement with
                                            other shareholders or members, a
                                            majority of the voting rights in it.

                                 (b)  two companies shall be taken to be
                                      members of the same group if, and only if:

                                        (i) one is a subsidiary of the other, or

                                       (ii) both are subsidiaries of a third,
                                            or

                                      (iii) one is a subsidiary of a company
                                            which itself is a subsidiary of the
                                            other.

"GUARANTOR"                      the person (if any) so named in clause 1.3:3.

"INSURANCE RENT"                 a sum equal to the cost of the insurances
                                 described in clause 9.1 (including the cost of any insurance valuations).

"INSURANCE RENT                  the date specified in clause 1.7.
COMMENCEMENT DATE"

"INSURED RISKS"                  (a)  fire, explosion and lightning.

                                 (b)  impact,

                                 (c)  earthquake,

                                 (d)  aircraft (other than hostile aircraft)
                                      and things dropped from aircraft,

                                 (e)  flood, storm and tempest,

                                 (f)  bursting or overflowing of water tanks,
                                      apparatus, pipes, boilers, or heating
                                      equipment,

                                 (g)  riot and civil commotion, and

                                 (h)  malicious damage,

                                 (i)  accidental damage to all plate glass in
                                      the Property and any other risks which
                                      the Landlord or any superior landlord may from time to time reasonably insure, and an "Insured Risk" means one of the risks. Except that a risk will not be an "Insured Risk" to the extent that, in the reasonable opinion of the Landlord's Surveyor, insurance cover is not available in the normal market at a reasonable premium and the Landlord elects not to take out such insurance cover for the Property and gives reasonable prior written notice to the Tenant of such election.

"LANDLORD"                       the person named in clause 1.3:1 or any
                                 other person who, at the relevant time, is entitled to the immediate reversion on this Lease.

"LANDLORD'S SURVEYOR"            the person from time to time appointed by
                                 the Landlord to act as its surveyor for any purpose under this Lease, who shall be a professionally qualified surveyor, and may be an employee of the Landlord.

"THIS LEASE"                     this lease, as varied and supplemented by
                                 any document.

"NON-REINSTATEMENT               (see clause 9.6:1).
NOTICE"

"OPEN MARKET RENT"               (see clause 14.1).

"ORIGINAL LANDLORD"              the person named in clause 1.3:1.

"ORIGINAL TENANT"                the person named in clause 1.3:2.

"PLANNING ACTS"                  the Local Government Planning and Land Act
                                 1980, the Town and Country Planning Act
                                 1990, the Planning (Listed Buildings and
                                 Conversation Areas) Act 1990, the Planning
                                 (Hazardous Substances) Act 1990 the Planning
                                 (Consequential Provisions) Act 1990 and the
                                 Planning and Compensation Act 1991 and any later similar legislation.

"PLANNING CONTROL"               has the meaning given to it by the Town and
                                 Country Planning Act 1990.

"PRESIDENT OF THE RICS"          the President for the time being of The
                                 Royal Institution of Chartered Surveyors, or the person for the time being authorised to act on his behalf.

"PROPERTY"                       the premises described in clause 1.4,
                                 including:

                                 (a)  any vaults below or adjoining the
                                      premises,

                                 (b)  any pavement lights serving the premises,

                                 (c)  Conducting Media within the premises
                                      which do not belong to suppliers,

                                 (d)  Conducting Media outside the premises
                                      which exclusively serve the premises and do not belong to suppliers,

                                 (e)  landlord's fixtures in or forming part
                                      of the premises, (including any toilets
                                      and sanitary ware),

                                 (f)  any additions to the premises, and

                                 (g)  any grounds and approaches belonging to
                                      the premises,

                                 but excluding

                                 (h)  tenant's fixtures.

                              [SAME AS FOLIO 6]

"RENT" the amount (subject to variation and review) specific in clause 1.6:1.

"RENT COMMENCEMENT               the date specified in clause 1.6:2.
DATE"

"REVIEW ASSUMPTIONS"             (see clause 14.1).

"REVIEW DATE"                    (see clause 14.1).

"SIGNS AND NOTICES"              signs, notices, placards, posters, stickers,
                                 advertisements, flags, logos, lettering and numerals.

"TENANCY"                        the contractual tenancy created by this
                                 Lease and any further tenancy of the
                                 Property during any period of holding over or extension or continuation of the contractual tenancy by statute or under common law.

"TENANT" the Original Tenant and its successors in title as tenant under this Lease.

"TENANT COVENANT"                means a "tenant covenant" (as defined by
                                 section 28 of the Landlord and Tenant
                                 (Covenants) Act 1995) which relates to the tenancy created by this lease.

"TERMINATION EVENT"              (see clause 15.1).

"TERMINATION NOTICE"             (see clause 9.6:2.2.)

"VAT"                            value added tax and any similar tax.

INTERPRETATION
-------------------------------------------------------------------------------

CLAUSE 3

This clause contains directions for interpretation, which apply unless a contrary intention is clear from the wording elsewhere in this Lease.

3.1   RIGHTS OF THE LANDLORD

      References to the rights of the Landlord are deemed to include the same rights for any superior landlord, and anyone authorised by the Landlord or a superior landlord.

3.2   ACT OR DEFAULT OF THE TENANT

      References to the act or default or fault of the Tenant, and words to similar effect shall include any act, default or fault of anyone at the Property with the Tenant's authority and under the Tenant's control.

3.3   APPROVALS OF ANY SUPERIOR LANDLORD AND MORTGAGEE

      Any provision in this Lease requiring the consent or approval of the Landlord is to be construed as also requiring any necessary consent or approval of:

      3.3:1  any superior landlord, and

      3.3:2 any mortgagee of the Landlord's or any superior landlord's interest in the Property,

      where such consent or approval shall be required.

3.4   CONSENT OF THE LANDLORD, APPROVAL, ETC.

      References to consent of the Landlord, and words to similar effect, mean a prior consent in writing signed by or for the Landlord. References to approved and authorised and words to similar effect, mean previously approved or authorised in writing.

3.5   ENGLISH LAW

      This Lease shall be governed by and interpreted in accordance with English law.

3.6   GENDER AND NUMBER

      Words of one gender include all other genders. Singular words include the plural and vice versa.

3.7   GENERAL AND PARTICULAR WORDS

      General words are not limited because they are preceded or followed by particular words in the same category or covering the same topic.

3.8   HEADINGS

      Any footnotes, headings, index, marginal notes, table of contents and underlinings are for guidance only, not interpretation.

3.9   JOINT AND SEPARATE OBLIGATIONS

      If an obligation is owed to or by more than one person, that obligation is owed to or by those persons separately, jointly or in any combination.

3.10  LAST YEAR AND END OF THE TENANCY

      References to the last year of the Tenancy, or other period related to the end of the Tenancy, and words to similar effect include the last year of the Tenancy or such other period (as the case may be), even if it ends before the end of the Contractual Term. References to the end of the Tenancy and words to similar effect are to be similarly interpreted.

3.11  PERPETUITY PERIOD

      The perpetuity period applicable to this Lease is eighty (8O) years from the start of the Contractual Term. Whenever in this Lease any party is granted a future interest that interest must vest within such perpetuity period and if it has not it will be void for remoteness.

3.12  PERSON AND PARTY

      3.12:1 Any reference to a person includes a company, corporation or other legal entity.

      3.12:2 Any reference to "parties" or "party" means the Landlord and the Tenant or either of them but, in the absence of a specific reference to the contrary, does not include any Guarantor.

3.13  RIGHTS AND OBLIGATIONS

      3.13:1 The Tenant or any undertenant or occupier of the Property shall not after the date of this Lease and during the Tenancy acquire any implied or prescriptive right or easement from or over or affecting any neighbouring premises in which the Landlord from time to time has a freehold or leasehold interest.

      3.13:2  Rights granted are not exclusive to the Tenant.

      3.13:3  Rights and obligations are cumulative.

3.14  STATUTE

      Any reference to a specific statute includes:

      3.14:1 any statutory extension, variation or re-enactment of the statute whether before or after the date of this Lease.

      3.14:2  derivative orders, regulations and permissions, and

      3.14:3 directives and regulations adopted by the European Union relating to VAT.

      Any general reference to "statute" or "statutes" includes those enacted after the date of this Lease and includes all derivative orders, regulations and permissions.

3.15  SUPERIOR LANDLORD

      3.15:1 Any reference to a superior landlord includes the Landlord's immediate reversioner and any superior landlord.

      3.15:2 Any reference to a superior iease includes the lease under which the Landlord holds the Property and any lease superior to that.

      3.15:3 When a superior landlord performs a landlord's obligation it shall be deemed to have been performed by the Landlord.

3.16  TENANT NOT TO ALLOW ACT

      An obligation by the Tenant not to do an act includes an obligation not to knowingly allow that act to be done by another person.

LETTING
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CLAUSE 4

4.1   LETTING

      The Landlord lets the Property to the Tenant for the Contractual Term, the Tenant paying during the Tenancy the following (all of which are reserved as rent):

      4.1:1 from and including the Rent Commencement Date the Rent by equal quarterly payments in advance on the usual quarter days; the first payment for the period from the Rent Commencement Date, being due on the First Rent Payment Date,

      4.1:2 from and including the Insurance Rent Commencement Date the Insurance Rent within twenty one (21) days after a written demand,

      4.1:3  any VAT payable on the above amounts.

4.2   RIGHTS AND RESERVATIONS

      The letting includes the rights (if any) granted by clause 5 but is subject to the exceptions and reservations set out in clause 6.

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TENANT'S RIGHTS
-------------------------------------------------------------------------------

CLAUSE 5

None

LANDLORD'S RIGHTS
-------------------------------------------------------------------------------

CLAUSE 6

The following rights are excepted and reserved to the
Landlord:

6.1   CONDUCTING MEDIA

      The right to use, repair, alter, replace, add to and make connections to the Conducting Media forming part of the Property which serve or are capable of serving other premises.

6.2   LIGHT, SUPPORT, ETC.

      The right of light, air, support and protection and all other easements and rights now or after the date of this Lease, belonging to or enjoyed by any other premises.

6.3   ENTRY BY LANDLORD

      6.3:1 The right at reasonable times and on reasonable prior written notice, but in case of emergency at any time without notice, to enter the Property with necessary materials and appliances, and:

               6.3:1.1  view and record the condition of the Property,

               6.3:1.2 repair, maintain, alter or clean other premises, where such work would not otherwise be reasonably practicable

               6.3:1.3  inspect Conducting Media,

               6.3:1.4 comply with obligations or exercise any rights under this Lease or a superior lease,

               6.3:1.5 make good any failure by the Tenant to repair, maintain or decorate the Property in compliance with clause 7.7:1,

               6.3:1.6 remove anything which has been fixed, placed, displayed or left on the Property in breach of clause 7.12 or clause 7.13,

               6.3:1.7  make good any other breach of covenant by the Tenant,

               6.3:1.8 show prospective tenants and purchasers over the Property, or

      6.3:2    In exercising these rights the Landlord shall:

               6.3:2.1 cause as little inconvenience to the Tenant as is reasonably practicable,

               6.3:2.2 as soon as reasonably practicable make good any damage to the Property, and

               6.3:2.3 indemnify the Tenant against any loss or damage to the tenant's fixtures and the contents of the Property.

6.4   LANDLORD'S RIGHT TO CARRY OUT WORKS ON OTHER PREMISES

      6.4:1 The right to alter, add to and carry out works on adjoining or nearby premises, Provided that the same shall not materially obstruct affect or interfere with the amenity of or access to the Property or the passage of light and air to the Property.

      6.4:2 In carrying out any works under this clause 6.4 the Landlord shall:

               6.4:2.1 be entitled, if reasonably necessary, to erect scaffolding which can be attached to the Property, Provided that there shall not be erected any scaffolding or other structures in front of or to the rear or sides (if applicable) of the Property in such a position so as to obscure the windows of the Property or so as to prevent or interfere with access to the Property by persons entering the Property or in connection with the servicing thereof

               6.4:2.2 cause as little inconvenience as reasonably practicable to the Tenant and, as soon as reasonably practicable, make good any damage caused to the Property, and

               6.4:2.3 ensure that after completion of the works the use of the Property for any purpose permitted by this Lease has not been materially adversely affected.

6.5   LETTING BOARD, ETC.

      The right, during the last six (6) months of the Tenancy, on prior written notice to display a letting board on the Property and at any time to display a sale board on the Property, but not so that any board unreasonably obstructs the light or air to the Property, or interferes with the Tenant's or any undertenant's business being carried on at the Property.

6.6   GOODS LEFT ON THE PROPERTY

      6.6:1 The right to sell, as agent for the Tenant, any belongings of the Tenant left in the Property for more than fourteen (14) days after being requested in writing by the Landlord to do so after the end of the Tenancy, unless the Tenant remains in occupation of the Property under a new tenancy. The Tenant shall indemnify the Landlord against any liability incurred by the Landlord to anyone whose belongings are sold by the Landlord in the mistaken belief, held in good faith (which shall be presumed unless the contrary is proved), that such belongings were owned by the Tenant.

      6.6:2 In the event of a sale the Landlord shall account to the Tenant for the proceeds of sale, less the reasonable and proper costs of removal, storage and sale, if the Tenant shall claim the proceeds of sale within six (6) months after the date on which the Tenant has quit the Property. If no such claim is made by the Tenant the proceeds of sale shall belong to the Landlord.

6.7   VARIATION OF IMPLIED RIGHTS

      The right to terminate or vary any implied right, from time to time enjoyed by the Property, provided that such termination or variation does not materially adversely affect the use of the Property for any purpose permitted by this Lease.

TENANT'S COVENANTS
-------------------------------------------------------------------------------

CLAUSE 7

The Tenant covenants with the Landlord:

7.1   RENT

      7.1:1 To pay the Rent and other amounts in the manner specified in clause 4.1.

      7.1:2 Not to claim or exercise any right to set-off or to withhold payment of any amounts due to the Landlord.

      7.1:3 If required by the Landlord, to make payments to the Landlord by banker's order or credit transfer to a bank and account in the United Kingdom, nominated by the Landlord.

7.2   OUTGOINGS

      7.2:1 To pay, and to indemnify the Landlord against, all existing and future rates, taxes, assessments, impositions and outgoings assessed or imposed on, or in respect of, the Property (including those assessed or imposed on the Landlord and any superior landlord), except any taxes assessed or imposed on the Landlord or a superior landlord in respect of:

               7.2:1.1  the rents,

               7.2:1.2  the grant of this Lease, or

               7.2:1.3 any dealing or deemed dealing by the Landlord or a superior landlord with its interest in the Property.

      7.2:2    If such an assessment or imposition is:

               7.2:2.1  made on premises which include the Property, and

               7.2:2.2 paid by the Landlord, to pay a Fair Proportion of it to the Landlord within twenty one (21) days after a written demand.

      7.2:3 To indemnify the Landlord against any loss of rating relief on the Property after the end of the Tenancy, caused by the Property being left empty during the Tenancy.

7.3   INTEREST

      7.3:1 if required by the Landlord, to pay interest at a yearly rate of three per cent (3%) above Base Rate, on any sum payable under this Lease by the Tenant to the Landlord (whether or not formally demanded) that is not paid within seven (7) days of its due date. To pay this interest from the due date to the date of payment, both before and after any court judgment, calculated on a daily basis and compounded with rests on the usual quarter days.

      7.3:2 If, while a breach of any tenant's covenant continues, the Landlord refuses to accept payment of any sum in order not to waive the breach, the Tenant shall be deemed for the purposes of this clause 7.3 to have failed to pay such sum.

      7.3:3 This clause 7.3 is not to prejudice any other right or remedy of the Landlord.

7.4   REPAIR AND DECORATION

      7.4:1 To repair and maintain the Property and to keep it clean and in good repair

      7.4:2 To repair, maintain and keep clean and, when necessary, renew the fixtures (including carpets) in the Property,

      7.4:3 To prepare and paint all external paintwork of the Property in the fourth (4th) and every subsequent third (3rd) year and in the last three (3) months of the Tenancy, and at the same time to prepare and polish any outside polished surfaces, and to restore and make good the brickwork and stonework where necessary (but not to paint any brickwork or stonework which has not previously been painted).

      7.4:4    To redecorate the interior of the Property in every fifth
               (Sth) year and in the last three (3) months of the Tenancy, preparing and painting, papering or polishing as appropriate having regard to earlier treatment.

      7.4:5 As often as necessary to clean and treat in an appropriate manner all other external and internal materials, surfaces and finishes of the Property.

      7.4:6    In relation to the work referred to in this clause 7.4:

               7.4:6.1 to carry out the work with appropriate materials of good quality, in a good and workmanlike manner and to the reasonable satisfaction of the Landlord's Surveyor,

               7.4:6.2 to carry out all external painting, whenever carried out, and the internal painting, papering and treatment in the last three (3) months of the Tenancy in a colour or colours approved in writing by the Landlord such approval not to be unreasonably withheld or delayed.

               7.4:7 Damage by an Insured Risk is excepted from the Tenant's liability under this clause 7.4 except to the extent that the insurance money is irrecoverable because of an act or default of the Tenant.

               7.4:8 Damage by an Excluded Risk is (subject to clause 9.7) excepted from the Tenant's liability under this clause 7.4 if the Landlord serves a Non Reinstatement Notice as a result of such damage.

7.5   MAINTENANCE

      7.5:1 To keep the Conducting Media which form part of the Property clear and unobstructed. Not to do anything which causes an obstruction or damage to any other Conducting Media serving the Property.

      7.5:2 Not to discharge any fluid of a poisonous or noxious nature into the Conducting Media in or serving the Property.

      7.5:3    To take all reasonably necessary precautions against:

               7.5:3.1 frost damage to any pipe, tank or water apparatus in the Property, and

               7.5:3.2 the bursting or overflowing of any pipe, tank or water apparatus in the Property.

      7.5:4 To sweep any chimneys and clean any ducts and flues of the Property as often as reasonably necessary.

      7.5:5 To clean the windows and other lights of the Property as often as reasonably necessary.

      7.5:6 To keep any yards, paths and areas of the Property clean, unobstructed and tidy, and any gardens of the Property in good order, properly cultivated and free from weeds and rubbish.

7.6   CONTRIBUTION TO REPAIR OF PARTY WALLS ETC.

      To pay, within twenty one (21 ) days after a written demand, a Fair Proportion of the expense of repairing, maintaining, renewing and cleaning all mutual or party walls, roads, yards, fences, Conducting Media and structures used or enjoyed by the Property in common with other premises.

7.7   REPAIR ON NOTICE

      7.7:1 To make good with all practicable speed any failure to repair, maintain or decorate the Property for which the Tenant is liable and of which the Landlord has given reasonable prior notice in writing. To start the necessary work within two (2) months after the Landlord's notice, or sooner if reasonably necessary, and then diligently to continue and complete the work.

      7.7:2 If the Tenant does not comply with clause 7.7:1, to pay, within twenty one (21 ) days after a written demand, the reasonable and proper costs incurred by the Landlord in carrying out the necessary work, including reasonable and proper fees and expenses.

7.8   COMPLIANCE WITH STATUTORY REQUIREMENTS, ETC.

      7.8:1 Subject to clause 7.8:2 and except where such compliance is within the ambit of the Landlord's obligations contained in this Lease, to carry out all works and provide and maintain all arrangements in respect of the Property and the use to which the Property is being put that are necessary in order to comply with the requirements of:

               7.8:1.1 the offices Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Defective Premises Act 1972 and the Health and Safety at Work etc. Act 1974,

               7.8:1.2  any other statute,

               7.8:1.3 any government department, local authority or other public or competent authorify,

               7.8:1.4  any court of competent jurisdiction, and

               7.8:1.5 any regulation of the European Communities, which applies in the United Kingdom.

      7.8:2 Not to carry out any works which the Landlord elects to carry out by serving prior written notice on the Tenant.

      7.8:3 To pay, within twenty-one (21) days after receiving a written demand, the Landlord's reasonable and proper expenditure (including reasonable and proper fees and expenses) on any works which the Landlord has elected to carry out under this clause 7.8.

      7.8:4 To comply with any other obligations imposed by law relating to the Property or its use, except where such compliance is within the ambit of the Landlord's obligations contained in this Lease.

      7.8:5 Not to do anything in respect of the Property which imposes on the Landlord a liability under any statute to pay any penalty, damages, compensation or costs.

7.9   RESTRICTIONS ON DEALINGS

      7.9:1 Not to underlet the whole or part of the Property without first obtaining the prior consent of the Landlord (which must not be unreasonably withheld or delayed (and procuring (as a condition precedent to the giving of such

               7.9:1.1 that the proposed underlessee enters into a direct covenant with the Landlord to perform and observe the covenants (save for the covenant to pay rent) on the part of the Tenant and conditions contained in this Lease,

               7.9:1.2 that any underlease will be granted without any fine or premium at a rent not less than the yearly open market rent at which the Property (or (in the case of an underlease of part) the part underlet) might reasonably be expected to be let without taking a fine or premium and will contain provisions approved by the Landlord:

                        (a) for the review of the rent reserved by such Underlease on the same basis and on the same dates on which the rent is to be reviewed under this Lease including provisions whereby such review may at the option of the Landlord be consolidated with any review of the rent payable under this Lease upon terms equivalent to those contained in Clause 14,

                        (b) prohibiting the undertenant from doing or allowing any act or thing in relation to the underlet premises which is inconsistent with or in breach of the provisions of this Lease,

                        (c) imposing an absolute prohibition against all dispositions or other dealings whatever with the underlet premises other than an assignment, underletting or charge of the whole,

                        (d) prohibiting the Undertenant from permitting any other person to occupy the whole or any part of the underlet premises,

                        (e) for re-entry on breach of any covenant by the undertenant.

               7.9:1.3 Any such underlease of part of the Property will be excluded from the operation of Sections 24 to 28 of the Landlord and Tenant Act 1954 by Court order.

               7.9:1.4  In relation to any permitted Underlease;

                        (a) to enforce the performance and observance by any such undertenant of the provisions of the underlease and not at any time either expressly or by implication to waive any breach of covenant or condition on the part of the undertenant or any assignee of any underlessee,

                        (b) not without the consent of the Landlord to vary the terms or accept a surrender of any permitted underlease,

                        (c)  to ensure that the rent is reviewed in
                             accordance with the terms of the underlease,

                        (d)  not to agree the reviewed rent with the
                             undertenant without the approval of the Landlord which shall not be unreasonably withheld or delayed.

      7.9:2 Not to assign, charge or part with possession or occupation of part of the Property except by a permitted underletting.

      7.9:3 Not to share possession or occupation of the whole or part of the Property save with a Group Company provided that no relationship of the Landlord and Tenant is thereby created.

      7.9:4 Not to hold the whole or part of the Property as trustee or agent for any other person.

      7.9:5 Not to part with possession or occupation of the whole or part of the Property, except by a permitted underletting of the whole or part of the Property or assignment of the whole of the Property.

      7.9:6 Subject to the provisions of clauses 7.9:1, 7.9:2, 7.9:3, 7.9:4, 7.9:5, 7.9:7 and 7.9:8, not without the Landlord's consent (which shall not be unreasonably withheld or delayed) to assign or charge the Property as a whole.

      7.9:7 It is agreed for the purposes of sub-section (1A) of section 19 of the Landlord and Tenant Act 1927 (as inserted by section 22 of the Landlord and Tenant (Covenants) Act 1995) that the Landlord may (in addition to the Landlord's right to withhold consent on other grounds) withhold consent to an assignment of the Property if any one or more of the following circumstances exist:

               7.9:7.1 the Landlord reasonably determines that the financial standing of the proposed assignee and any proposed guarantor, offered by the proposed assignee, is not satisfactory,

               7.9:7.2 the proposed assignment is to a person connected with the Tenant and the question whether a person is so connected shall be determined in accordance with the provisions of section 533 of the Income and Corporation Taxes Act 197O (as originally enacted) Provided in addition that a person shall be treated as connected with the Tenant in relation to any assignment or proposed assignment if the Landlord reasonably determines that such person is dealing with the Tenant otherwise than at arm's length,

               7.9:7.3 the Landlord reasonably determines that there is a material outstanding breach by the Tenant of a Tenant Covenant,

               7.9:7.4 any ascertained amount due from the Tenant to the Landlord under this Lease has not been paid,

      7.9:8 It is agreed for the purposes of sub-section (1A) of section 19 of the Landlord and Tenant Act 1927 (as inserted by section 22 of the Landlord and Tenant (Covenants) Act 1995) that the Landlord may (in addition to the Landlord's right to impose other conditions) give consent to an assignment of the Property subject to any one or more of the following conditions:

               7.9:8.1  that:

                        (a)  the assignor and

                        (b) anyone who has guaranteed the obligations of the assignor (except a guarantor under an Authorised Guarantee Agreement or a guarantor who has also guaranteed the obligations of the immediate predecessor in title of the assignor) enters into a guarantee with the Landlord guaranteeing the performance and observance by the assignee of the Tenant Covenants,

               7.9:8.2 if reasonably required by the Landlord that (in addition to any guarantee under clause 7.9:8.1) a guarantor reasonably acceptable to the Landlord enters into a guarantee with the Landlord guaranteeing the performance and observance by the assignee of the Tenant Covenants,

               7.9:8.3 that the proposed assignee shall join in the licence to assign to give a direct covenant to the Landlord to pay to the Landlord any ascertained amounts due under this Lease from the Tenant to the Landlord at the date of completion of the assignment,

               7.9:8.4  (a)  if the proposed assignee or, where there are
                             joint proposed   assignees, each proposed
                             assignee is, in the case of an individual, ordinarily resident outside the United Kingdom or is, in the case of a body corporate, incorporated outside the United Kingdom, or

                        (b) if reasonably required by the Landlord in the case of any other assignee that the proposed assignee delivers to the Landlord on completion of the proposed assignment either:

                              (i) a rent deposit of an amount equal to the Landlord's reasonable estimate of the Rent and Service Charge (plus VAT) payable under this Lease for the six months (or such longer period as the Landlord reasonably requires) immediately following completion of the proposed assignment to be held by the Landlord for as long as the proposed assignee has any liability under this Lease together with a duly executed deposit deed in such form as the Landlord reasonably requires, or (at the discretion of the proposed assignee)

                             (ii) a guarantee from a London clearing bank in such form as the Landlord reasonably requires.

               7.9:8.5 that the Landlord may revoke the consent before completion of the assignment if:

                        (a) any event referred to in clauses 11.4:1, 11.4:2, 11.4:3 and 11.5:1 to 11.5:5 (inclusive) has occurred in relation to the proposed assignee or any proposed guarantor, offered by the proposed assignee, or

                        (b)  the assignment is not completed within sixteen
                             (16) weeks after the date of consent.

                        Any guarantee under this clause 7.9:8 (except a guarantee under clause 7.9:8.4(ii) shall be in the form of the guarantee contained in clause 15 but where applicable with the assignee substituted for the original Tenant and with such other amendments as the Land!ord reasonably requires and (where an assignor is giving a guarantee) any further amendments required to create an Authorised Guarantee Agreement.

      7.9:9 In respect of any circumstance or condition specified in clauses 7.9:7 and 7.9:8 which is framed by reference to any matter falling to be determined by the Landlord or by any other person for the purposes of this Lease (except where the power to determine such matter is required to be exercised reasonably) the Tenant has an unrestricted right to have any determination reviewed by an independent surveyor in accordance with clause 13.3.

7.10  REGISTRATION OF ASSIGNMENTS, ETC.

      7.10:1 Within one month after its date, to produce to the Landlord's solicitors every assignment, underlease, charge or other document evidencing a devolution of the whole or any part of the Property. At the same time to provide the Landlord's solicitors with a true copy of the document.

      7.10:2 on production of a document under clause 7.10:1 to pay to the Landlord's solicitors a reasonable registration fee of not less than twenty-five pounds ( 25) plus VAT.

7.11  INFORMATION

      7.11:1 To produce to the Landlord on request (but not more frequently than may be reasonable) all plans, documents and other evidence which the Landlord may reasonably require in order to be satisfied that the Tenant has complied with its obligations under this Lease.

      7.11:2 When requested, to supply to the Landlord full details of all occupations of the Property and derivative interests in the Property, however remote.

      7.11:3 As soon as reasonably practicable to notify the Landlord in writing of each change in the principal address of the Tenant (including in the case of an individual a change in the usual place of residence and in the case of a Tenant with a registered office a change in the address of the registered office).

7.12  ALTERATIONS

      7.12:1 Not to alter, or add to, the structure or exterior of the Property.

      7.12:2 Not without the Landlord's consent (which shall not be unreasonably withheld or delayed) to alter or extend:

               7.12:2.1 the electrical installation (including wiring) in the Property,

               7.12:2.2 any gas installation (including piping) in the Property, or

               7.12:2.3  any air-conditioning system in the Property.

      7.12:3 Not to make any other alterations or additions to the Property without the Landlord's consent (which shall not be unreasonably withheld or delayed). Provided that notwithstanding clause 7.12:1 the Tenant may fit out the Property to their specification as approved by the Landlord such approval not to be unreasonably withheld or delayed.

      7.12:4 on any application for consent to alter, to supply the Landlord with two (2) sets of a specification and detailed drawings identifying the proposed works.

      7.12:5 Not without the Landlord's consent (which shall not be unreasonably withheld or delayed) to fix, place or leave anything (for example: any aerial, satellite dish, telecommunications equipment, iighting, shade or awning) on the exterior of the Property.

      7.12:6 If required by the Landlord, to reinstate the Property by the end of the Tenancy under the supervision and to the reasonable satisfaction of the Landlord's Surveyor, to the condition it was in before the carrying out of any permitted alterations or additions.

7.13  SIGNS AND NOTICES

      Not to place or display any Signs and Notices on the Property which can be seen from outside the Property, except that the Tenant may display external signs giving the Tenant's name and business, the size, style and position of which have been first approved by the Landlord such approval not to be unreasonably withheld or delayed.

7.14  COST OF REMOVAL BY LANDLORD OF UNAUTHORISED SIGNS, ETC

      If anything is fixed, placed, displayed or left on the Property in breach of clause 7.12 or clause 7.13 to pay to the Landlord, within fourteen (14) days after a written demand, the reasonable and proper cost of removal incurred by the Landlord.

7.15  SERVICE INSTALLATIONS

      7.15:1 To pay to the suppliers, and to indemnify the Landlord against, all charges for electricity, gas, water, telephone and other services consumed or used at or for the Property (including meter rents).

      7.15:2 To comply with the requirements and regulations of the suppliers of electricity, gas, water, telephone and other services relating to the installations in the Property.

      7.15:3 Not to overload the electrical installation in the Property. To maintain the electrical installation, any gas installation and any air-conditioning system in a safe condition.

7.16  NUISANCE

      Not to do anything on the Property which causes a nuisance, damage or annoyance to the Landlord or others Provided that it is hereby agreed that the use of the property for purposes permitted under this Lease shall not of itself amount to a breach of this clause.

7.17  USE

      7.17:1   Not to use the Property:

               7.17:1.1  for any illegal or immoral purpose,

               7.17:1.2 for any offensive, noisy or dangerous trade, business or manufacture,

               7.17:1.3 as a betting office, a booking office, a theatrical agency, an employment agency or a travel agency,

               7.17:1.4 as a sex establishment (as defined in the Local Government (Miscellaneous Provisions) Act 1982), or

               7.17:1.5  for any diplomatic use.

      7.17:2 To use the Property only for the purpose stated in clause 1.8 or for such other purpose as the Landlord shall approve, which approval shall not be unreasonably withheld or delayed.

7.18  OVERLOADING

      Not to overload the Property.

7.19  NOTICES

      7.19:1 To supply the Landlord with a copy of any notice, order, direction or proposal of any competent authority affecting the Property as soon as reasonably possible after it has been received by the Tenant.

      7.19:2 To comply with any such notice, order, direction or proposal or, at the request and cost of the Landlord, to make or join with the Landlord in making such objections or representations relating to it as the Landlord may reasonably require except where the Tenant reasonably considers that any such objections or representations are against its best interests or those of any undertenant.

7.20  PLANNING

      7.20:1 Not to commit any breach of Planning Control. To comply with all provisions and requirements under the Planning Acts which affect the Property.

      7.20:2 Not without the Landlord's consent (such consent not to be unreasonably withheld or delayed and which consent shall not be required in relation to applications in respect of the signage at the Property) to apply for planning permission relating to the Property or to implement any planning permission.

      7.20:3 Unless the Landlord gives written notice to the contrary, to carry out before the end of the Tenancy any works required to be carried out to the Property as a condition of any planning permission obtained by or for the Tenant or anyone having an interest in the Property inferior to that of the

               Tenant. This applies even if the planning permission does not require the works to be carried out until later.

7.21  ENCROACHMENTS

      7.21:1   Not to stop up, darken or obstruct any window at the Property.

      7.21:2 So far as reasonably possible, to preserve all easements and rights enjoyed by the Property and to help the Landlord prevent anyone acquiring any easement or right over the Property.

7.22  MAINTENANCE AGREEMENTS

      To maintain in force, throughout the Tenancy, agreements with competent contractors approved by the Landlord (such approval not to be unreasonably withheld or delayed) for the maintenance, repair and upkeep of any electrical and mechanical equipment and apparatus and other plant and machinery in and serving the Property.

7.23  DEFECTIVE PREMISES

      7.23:1 Promptly to give written notice to the Landlord upon becoming aware of any defect in the Property which might result in an obligation on the Landlord to do or to stop doing anything (for example, in order to comply with the provisions of this Lease or the duty of care imposed by the Defective Premises Act 1972).

      7.23:2 To display and maintain all notices relating to the condition of the Property which the Landlord shall reasonably require the Tenant to display at the Property.

7.24  LANDLORD'S RIGHTS

      To allow the Landlord to exercise its rights under this Lease free from interference by the Tenant.

7.25  LANDLORD'S REGULATIONS

      To comply with the regulations a copy of which is annexed.

7.26  THE CDM REGULATIONS

      Where works are carried out on or for the benefit of the Property to which the Construction (Design and Management) Regulations 1994 ("the CDM Regulations~) apply and the works are carried out by or on behalf of the Tenant or anyone having an interest in the Property inferior to this Lease:

      7.26:1 to comply with the CDM Regulations and to procure that any person involved in carrying out such works complies with the CDM Regulations,

      7.26:2 to act (or if the works are to be carried out by an undertenant to procure that the undertenant acts) as the only c~ient for the works and before commencing the works to make (or procure the making of) a declaration to that effect in accordance with Regulation 4 of the CDM Regulations,

      7.26:3 to comply with the following obligations in respect of the health and safety file covering the works:

               7.26:3.1  to provide the Landlord:

                         (a) with a copy of the file on completion of the works, and

                         (b) with copies of the whole or any part of the file at any time on request,

               7.26:3.2 to make the file available for inspection by the Landlord on request,

               7.26:3.3 to hand over the file to the Landlord at the end the tenancy created by this Lease and any renewals of this Lease,

      7.26:4 as soon as reasonably practical after becoming aware of any relevant information concerning health and safety relating to the Property to provide such information to the Landlord,

      7.26:5 to allow the Landlord and its agents to use any documents and other information (including the making of copies) supplied by the Tenant under this clause 7.26 for any purpose connected with the Property,

      7.26:6 to obtain all necessary copyright licences permitting the use of the documents and other information under the provisions of clause 7.26:5.

7.27  LANDLORD'S COSTS

      7.27:1 To pay, on an indemnity basis, the reasonable and proper legal charges, surveyor's fees, bailiff's charges and other costs and expenses reasonably and properly incurred by the Landlord and any superior landlord in relation to:

               7.27:1.1 applications by the Tenant for the Landlord's consent (including cases where consent is reasonably refused or the application is withdrawn), unless such refusal is unlawful whether because it is unreasonable or otherwise

               7.27:1.2 the preparation and service of a schedule of dilapidations during or after the expiration of the Tenancy (but if after the expiration of the Tenancy only in respect of wants of repair occurring during the Tenancy and where served within three months after the expiration of the Tenancy) or a notice or proceedings under Sections 146 or 147 of the Law of Property Act 1925 (even if forfeiture is avoided otherwise than by relief granted by the court),

               7.27:1.3 the recovery of any sums due to the Landlord from the Tenant, or

               7.27:1.4 enforcing or requiring the Tenant to remedy a breach of the provisions of this Lease.

      7.27:2 Where the Landlord could recover the cost of advice or services under clause 7.27:1 if undertaken by a third party but the Landlord or a Group Company of the Landlord provides the advice or services, to pay to the Landlord the amount that would have been payable by the Tenant if that advice or service had been provided by a third party.

7.28  INDEMNITIES

      To keep the Landlord indemnified against all liabilities, losses and expenses, incurred by the Landlord arising out of the negligence or wrongful act of the Tenant or any breach of the tenant's covenants in this Lease.

7.29  YIELD UP

      At the end of the Tenancy to give up the Property:

      7.29:1 repaired, carpeted, decorated and, if required by the Landlord, reinstated in accordance with:

               7.29:1.1  any obligations under this clause 7, and

               7.29:1.2  any consents given by the Landlord to the Tenant,

      7.29:2 clear of any goods and refuse and any tenant's fixtures and with all damage caused by such removal made good,

      7.29:3 with all keys and electronic passes relating to the Property, and

      7.29:4 with all Signs and Notices put up by the Tenant removed and all damage caused by removal made good.

7.30  VAT

      7.30:1 To pay to the Landlord, and to indemnify the Landlord against, any VAT chargeable in respect of:

               7.30:1.1 the rents, payments and other consideration payable or given by the Tenant to the Landlord or to any person on the Landlord's behalf and any supply made by the Landlord to the Tenant under or in connection with this Lease, and

               7.30:1.2 any payments made by, or other liability of, the Landlord or any other person where the Tenant agrees in this Lease to reimburse or indemnify the Landlord in respect of any such payment or liability, except to the extent that the Landlord is entitled to a credit for such VAT as allowable input tax.

               Provided that the Landlord will provide a valid VAT invoice in the Tenant's name.

      7.30:2   For the avoidance of doubt:

               7.30:2.1 the Landlord shall not be under any duty to exercise, or not to exercise, any option or right so as to reduce or avoid any liability to VAT in respect of the Property, and

               7.30:2.2 it is confirmed that the amounts due under this Lease from the Tenant to the Landlord are exclusive of VAT.

LANDLORD'S COVENANTS
-------------------------------------------------------------------------------

CLAUSE 8

The Landlord covenants with the Tenant:

QUIET ENJOYMENT

That, as long as the Tenant pays the rents and complies with the terms of this Lease, the Tenant may enjoy the Property peaceably during the Tenancy without any interruption (except as authorised by this Lease) by the Landlord or any person lawfully claiming through, under or in trust for the Landlord.

INSURANCE
-------------------------------------------------------------------------------

CLAUSE 9

9.1   LANDLORD TO INSURE PROPERTY

      The Landlord shall insure the Property, (but not tenant's fixtures), so far as such insurance is reasonably available:

      9.1:1 with a reputable insurance company or with reputable underwriters,

      9.1:2    for the following sums:

               9.1:2.1 the full reinstatement value of the Property (except usual voluntary excesses) including the cost of shoring up, demolition and site clearance, fees, an allowance for inflation and VAT on all such sums,

               9.1:2.2 loss of the Rent reasonably estimated by the Landlord's Surveyor to be payable for three (3) years, or such longer period as the Landlord's Surveyor may reasonably consider necessary for planning and carrying out the reinstatement or rebuilding of the Property,

      9.1:3    against damage or destruction by the Insured Risks,

      9.1:4 on terms that the insurers waive their rights of subrogation against the Tenant in respect of the Property, and

      9.1:5 on terms not imposing unreasonable conditions having regard to general market conditions at the time, but subject to such excesses, exclusions and limitations and other terms as the insurers may impose.

9.2   ADDITIONAL LANDLORD'S FIXTURES

      If the Tenant installs fixtures which become landlord's fixtures, the Tenant shall notify the Landiord in writing of the reinstatement value so that the Landlord can arrange adequate insurance cover.

9.3   LANDLORD TO INFORM TENANT OF INSURANCE COVER

      9.3:1 on request by the Tenant (and payment by the Tenant to the Landlord of a reasonable fee), the Landlord shall produce to the Tenant reasonable evidence of the terms of the insurance policy and of payment of the current premium.

      9.3:2 The Landlord shall notify the Tenant in writing of any material changes in the risks covered and material changes in the terms of the policy with which the Tenant must comply.

9.4   DAMAGE TO PROPERTY

      9.4:1 If the Property or its essential accesses or services are damaged or destroyed by an Insured Risk or an Excluded Risk:

               9.4:1.1 unless payment of any of the insurance money is refused because of an act or default of the Tenant, and

               9.4:1.2 subject to the Landlord (using its best endeavours) being able to obtain any necessary consents, and

               9.4:1.3 subject to the necessary labour and materials being and remaining available, the Landlord shall, subject to clause 9.5, reinstate the damaged part or rebuild the Property (but not so as to provide accommodation identical in layout if it would not be reasonably practicable to do so) as quickly as reasonably possible.

      9.4:2 The Landlord shall use reasonable efforts to obtain the necessary consents (short of making appeals), labour and materials.

      9.4:3 The Tenant shall, on request, vacate the Property and remove its fixtures and effects to allow the Landlord to reinstate the Property.

9.5   OPTION TO TERMINATE FOLLOWING DAMAGE BY AN INSURED RISK

      If the whole or a substantial part of the Property is made unfit for use by damage or destruction caused by an Insured Risk and:

      9.5:1 the damage or destruction occurs during the last four (4) years of the Contractual Term, or

      9.5:2 circumstances beyond the control of the Landlord prevent the reinstatement or rebuilding of the Property being started by the third (3rd) anniversary of the date of such damage or destruction, either the Landlord or the Tenant may terminate this Lease by notice in writing to the other. The notice may only be given within six (6) months after either the date of such damage or destruction under clause 9.5:1 or the third
               (3rd) anniversary referred to in clause 9.5:2 (as the case may be). on service of the notice this Lease shall terminate but without prejudice to any claim of the Landlord or the Tenant for an earlier breach of covenant by the other. on termination of this Lease the insurance money shall belong to the Landlord.

9.6   OPTION TO TERMINATE FOLLOWING DAMAGE BY AN EXCLUDED RISK

      9.6:1 If the whole or a substantial part of the Property is made unfit for use by damage or destruction caused by an Excluded Risk the Landlord may elect not to reinstate the Property. Any such election shall be made by the Landlord serving notice in writing ("Non-Reinstatement Notice") on the Tenant within six
               (6) months after the date of such damage or destruction.

      9.6:2    If the Landlord serves a Non-Reinstatement Notice:

               9.6:2.1 the Landlord (despite any other provisions of this Lease) shall not be under any obligation to reinstate the Property, and

               9.6:2.2 either the Landlord or the Tenant may terminate this Lease by notice in writing to the other. Such a notice ("Termination Notice") may only be given within six (6) months after the date of service of the Non-Reinstatement Notice. on service of a Termination Notice, this Lease shall terminate, but without prejudice to the claim of either the Landlord or the Tenant for any earlier breach of covenant by the other. on termination of this Lease the insurance money shall belong to the Landlord.

9.7   APPLICATION BY TENANT FOR NEW IEASE FOLLOWING TERMINATION

      9.7:1    If following:

               9.7:1.1   termination of this Lease under clause 9.5, or

               9.7:1.2 service of a Termination Notice under clause 9.6, the Tenant makes an application for a new lease of the Property under the Landlord and Tenant Act 1954 then clause 9.7:2 shall apply.

      9.7:2    Notwithstanding clauses 7.4:7, 7.4:8 and 1O, the Tenant:

               9.7:2.1 shall, so far as reasonably possible, make good the destruction of, or damage to, the Property caused by an Insured Risk or an Excluded Risk which gave rise to the termination of this Lease under clause 9.5 or the service of a Termination Notice (as the case may be), and

               9.7:2.2 shall continue paying the Rent and the Insurance Rent from the date of the destruction or damage referred to in clause 9.7:2.1.

9.8   TENANT'S OBLIGATIONS IN RESPECT OF LANDLORD'S INSURANCES

      9.8:1    The Tenant shall not, by act or omission, do anything which:

               9.8:1.1 adversely affects any Landlord's insurance reiating to the Property, or

               9.8:1.2 causes any increase in the insurance premium payable for any such insurance, unless the Tenant has obtained the Landlord's approval and has agreed to pay the additional premium, or

               9.8:1.3 otherwise prevents the Landlord from renewing any such insurance on terms that would have applied but for the Tenant's act or omission.

      9.8:2 The Tenant shall comply with the requirements and reasonable recommendations of the insurers of the Property and the fire authority and the reasonable requirements of the Landlord in respect of the Property relating to:

               9.8:2.1 explosive and specially flammable articles, substances and liquids,

               9.8:2.2 the provision and maintenance of fire fighting equipment, and

               9.8:2.3   fire and safety precautions.

      9.8:3 The Tenant shall repay to the Landlord, within fourteen (14) days after a written demand, all increased premiums paid and all losses and damage suffered by the Landlord because of a breach by the Tenant of this clause 9.8.

      9.8:4 The Tenant shall immediately upon becoming aware of the happening of any such event, inform the Landlord in writing of any circumstance in respect of the Property which might affect, or lead to a claim on, any Landlord's insurance relating to the Property.

      9.8:5 If because of the Tenant's act or default, any insurance money under the insurance policy arranged by the Landlord or a superior landlord (other than in respect of the loss of rents) is wholly or partially irrecoverable, the Tenant shall pay to the Landlord, within fourteen (14) days after a written demand, the irrecoverable amount but not so as to require payment before the equivalent insurance money would have been payable. on payment, clause 9.4 shall apply as though the insurance money had been recoverable.

9.9   TENANT'S INSURANCE

      9.9:1 The Tenant shall maintain in force throughout the Term insurance in respect of the Property against any act or default of the Tenant which gives rise to a liability to third parties for injury to or death of any person or damage to any property

      9.9:2 The Tenant shall produce to the Landlord on request the policy relating to any insurance specified in clause 9.9:1 and evidence of payment of the current premium.

      9.9:3 The Tenant shall indemnify the Landlord in respect of any loss or damage against which the Tenant is obliged to insure under this clause 9.9.

      9.9:4 The Tenant shall not arrange any insurance of the Property against an Insured Risk. If the Tenant has the benefit of any such insurance, the Tenant shall hold all money receivable under such insurance in trust for the Landlord.

SUSPENSION OF RENT
-------------------------------------------------------------------------------

CLAUSE 10

10.1  APPLICATION

      This clause 10 applies (subject to clause 9.7:2) if the Property or its essential accesses or services are damaged destroyed by an Insured Risk or (unless caused by the act or default of the Tenant) an Excluded Risk so that any part of the Property is unfit for use.

10.2  Suspension

      The whole or a Fair Proportion of the Rent, according to the extent of the damage, shall be suspended until the earlier of:

      10.2:1 the date that the whole of the Property (with the necessary services) is again fit for use, and

      10.2:2 the expiration of the period of three (3) years from the date of the damage or, if longer, the period of the loss of rent covered by the Landlord's insurance, except to the extent that payment of any of the insurance money in respect of the loss of rents is refused because of an act or default of the Tenant.

10.3  DISPUTES

      Any dispute about this clause 1O shall be settled by Arbitration. If, before an application is made for the appointment of an arbitrator, the Landlord so elects by notice in writing served on the Tenant, a dispute will instead be determined by an independent surveyor.

FORFEITURE
-------------------------------------------------------------------------------

CLAUSE 11

If any of the following events occur:

11.1 any rents are unpaid for twenty-one (21 ) days after becoming due (whether formally demanded or not),

11.2 there is a breach by the Tenant or the Guarantor (if any) of any covenant or other term of this Lease,

11.3 the Tenant or the Guarantor (if any) enters into an arrangement or composition for the benefit of creditors,

11.4 the Tenant or the Guarantor (if any) being an individual (or if more than one individual then any one of them):

      11.4:1   becomes bankrupt,

      11.4:2   makes an application to the Court for an interim order under
               Part Vlil of the Insolvency Act 1986, or

      11.4:3 has been served with a statutory demand under the Insolvency Act 1986 which has not been satisfied.

11.5 the Tenant or the Guarantor (if any) being a body corporate (or if more than one of them is a body corporate then any one of them):

      11.5:1 has a winding-up petition or a petition for an administration order presented against it,

      11.5:2 is subject to a resolution by the directors or shareholders to present a petition for an administration order,

      11.5:3   has an administration order made in respect of it,

      11.5:4 passes a winding-up resolution or enters into liquidation (other than a winding up or liquidation for the purpose of reconstruction or amalgamation of a solvent body corporate), or

      11.5:5 has a receiver or an administrative receiver or a receiver and manager appointed, or,

11.6 execution or distress is levied on the Tenant's goods in the Property, then the Landlord may, by re-entering any part of the Property, forfeit this Lease and the Tenancy shall immediately end, but without prejudice to any other rights and remedies of the Landlord or the Tenant. Provided however that in the event that this Lease is mortgaged at the time of the proposed re-entry and the Landlord has been given notice of the existence of the mortgage then prior to such re-entry or proceedings therefor the Landlord will serve a notice of such proceedings and proposed re-entry on the mortgagee at the mortgagee's last known address.

DECLARATIONS, WARRANTIES AND MISCELLANEOUS
-------------------------------------------------------------------------------

CLAUSE 12

12.1  REPRESENTATIONS AND EXCLUSION OF USE WARRANTY

      12.1:1 The Tenant acknowledges that this Lease has not been entered into in reliance on any representation made by or on behalf of the Landlord.

      12.1:2 Nothing in this Lease, or in any consent granted by the Landlord, shall imply a warranty by the Landlord that the Property may be used for any specific purpose under the Planning Acts.

12.2  ACCIDENTS

      The Landlord is not liable to the Tenant nor to any other person for:

      12.2:1 any damage to, or loss of, any goods or property sustained in the Property, or

      12.2:2 any other damage, loss, accident, happening or injury not caused or contributed to by the negligence of the Landlord or any employee of the Landlord.

12.3  PAYMENTS RECOVERABLE AS RENT

      Amounts payable by the Tenant and any guarantor under this Lease not expressly reserved as rent shall be recoverable as if they were rent.

12.4  RELEASE OF THE LANDLORD

      The obligations on the Landlord under this Lease shall not be binding on, or enforceable against, any person who has ceased to be the Landlord to the extent that the obligations relate to any time after that person has ceased to be the Landlord.

12.5  SERVICE OF NOTICES

      The provisions of Section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) and Section 23 of the Landlord and Tenant Act 1927 shall apply to the service of all notices under or in connection with this Lease except that Section 196 shall be deemed to be amended by the deletion of the words "and that service ... be delivered45 at the end of Section 196(4) and the substitution of the words "... and that service shall be deemed to be made on the third Working Day after the registered letter has been posted; "Working Day" meaning any day from Monday to Friday (inclusive), other than Christmas Day, Good Friday and any statutory bank or public holiday".

12.6  JURISDICTION OF THE ENGLISH COURTS

      The parties, including any Guarantor, submit to the exclusive jurisdiction of the English courts on all matters relating to this Lease.

12.7  TENANT'S OPTION TO TERMINATE

      The Tenant may terminate this Lease on the 31 st December 20O2 by giving to the Landlord not less than twelve (12) calendar months and three (3) days' notice in writing and on expiry of such notice:

      12.7:1 this Lease shall come to an end, but without prejudice to the rights of either party against the other for any antecedent breach of covenant,

      12.7:2 the Tenant shal-l give vacant possession of the whole of the Property, and

      12.7:3 the Tenant shall cancel any notice, caution or land charge registered to protect this Lease and shall, if the title to this Lease is registered at H.M. Land Registry, assist the Landlord in cancelling such title.

ARBITRATION OR DETERMINATION BY EXPERT
-------------------------------------------------------------------------------

CLAUSE 13

13.1  CONTRARY PROVISION

      Any contrary provision elsewhere in this Lease shall modify the provisions of this clause 13.

13.2  ARBITRATION

      13.2:1 Where this Lease provides for reference to Arbitration, a reference shall be made, in accordance with the Arbitration Acts 195O and 1979, to a single arbitrator.

      13.2:2 The arbitrator may be appointed by the Landlord and the Tenant jointly. otherwise the arbitrator shall be nominated by the President of the RICS, on the application of either the Landlord or the Tenant.

      13.2:3 If an appointed or nominated arbitrator dies or declines to act or it becomes clear that he will be unable to complete his duties, a replacement shall be appointed or nominated by the same process.

13.3  DETERMINATION BY AN EXPERT

      13.3:1 Where this Lease provides for reference to the determination of an independent surveyor a reference shall be made on the terms of clause 13.4 to the determination of a single independent surveyor.

      13.3:2 The surveyor may be appointed by the Landlord and the Tenant jointly or, in the absence of agreement on a joint appointment, shall be nominated by the President of the RICS, on the application of either the Landlord or the Tenant.

      13.3:3 The surveyor shall act as an expert (not as an arbitrator) on the terms set out in clause 13.4.

13.4  EXPERT'S TERMS OF APPOINTMENT

      13.4:1 The surveyor shall give to the Landlord and the Tenant notice in writing of his appointment. In that notice, the surveyor shall invite the Landlord and the Tenant to submit within a specified time period, not exceeding four (4) weeks, their respective proposals and representations.

      13.4:2   The surveyor shall:

               13.4:2.1 consider the proposals and representations submitted to him (but not be limited or fettered by them),

               13.4:2.2  be entitled to rely on his own judgment and opinion,

               13.4:2.3  state any reasons for his decision, and

               13.4:2.4 within eight (8) weeks after his appointment, or within such extended period as the Landlord and the Tenant may agree, give to the Landlord and the Tenant written notice of his decision, and his decision shall be final and binding on the Landlord the Tenant and the Guarantor (if any).

               13.4:3    If the surveyor:

                         13.4:3.1 does not give notice of his decision within the time and in the manner referred to in clause 13.4:2,

                         13.4:3.2  resigns from his appointment, or

                         13.4:3.3  dies,

                                   or if for any reason it becomes clear that he will be unable to complete his duties, the Landlord or the Tenant may appoint, or apply for the nomination of, a new surveyor in his place, and this procedure may be repeated as many times as necessary.

               13.4:4 In the absence of a direction by the surveyor as to how his fees or charges are to be borne, the Landlord and the Tenant shall bear them equally.

               13.4:5 if the provisions for an independent surveyor to determine the issue fail completely, the issue shall then be referred to Arbitration.

13.5  EXPERIENCE OF ARBITRATOR OR EXPERT

      The arbitrator or independent surveyor shall, if reasonably practicable, be a surveyor experienced in the valuation or letting of premises similar to the Property.

13.6  NON-PAYMENT OF COSTS OF ARBITRATOR OR EXPERT

       This clause 13.6 applies if the arbitrator or independent surveyor is ready to make his award but is unwilling to do so due to the failure by one party to pay its share of the costs of the award. If one party fails to pay its share of the costs within fourteen (14) days after a written request, the other party may pay that share and any amount so paid shall be a debt due immediately from the party in default to the other party.

RENT REVIEW
-------------------------------------------------------------------------------

CLAUSE 14

14.1 DEFINITIONS

     In this clause the following definitions apply:

"REVIEW       the following assumptions at the relevant Review Date:
ASSUMPTIONS"
              (a)  that the Property is fit for use and has been fully fitted out and equipped by, and at the cost of, the Landlord so as to be ready for immediate occupation and use for any purpose permitted under this Lease by any prospective willing tenant,

              (b) that no work other than work carried out in compliance with clause 7.8 has been carried out to the Property during the Tenancy or under an agreement for the grant of this Lease which has reduced its rental value.

              (c) that the Property is in a good state of repair and decorative condition,

              (d) that if the Property has been damaged or destroyed, it has been fully restored,

              (e) that the Property is available to let as a whole with vacant possession by a willing landlord to a willing tenant without a premium payable by the tenant,

              (f) that the letting is to be on the same terms as those contained in this Lease (other than the amount of the Rent) but subject to the following qualifications:

                   (i) the term is to commence on the relevant Review Date and is to continue for ten (10) years with tenant's option to terminate after six and a half (6-1/2) years,

                   (ii) the rent is to be subject to review on the terms of this clause 14 at five (5) yearly intervals after the commencement of the term of the letting.

                   (iii) the permitted use is to be that originally permitted by this Lease and by any consent given by the Landlord, at the request of the Tenant, before the relevant Review Date, but taking into account any provisions entitling the Tenant to change the use with the Landlord's consent,

                   (iii) the provisions of clauses 7.9:6 and 7.9:7 are excluded
                         (and clause 7.9:5 consequently amended) and

                   (iv) where this Lease has been varied, the variations are to be incorporated into the new lease, unless the variation document expressly states otherwise,

              (g) that the covenants by the Landlord and the Tenant in this Lease have been and will continue to be fully performed and observed,

              (h) that no reduction is to be made to take account of any rental concession which, on a new letting with vacant possession, might be granted to the incoming tenant for a period within which its fitting out works would be carried out,

              (i) that the benefit of any planning or other consent or licence current at the relevant Review Date is available also for such willing tenant,

              (j) that the Property may lawfully be used for the use originally permitted by this Lease and permitted by any consent given by the Landlord at the request of the Tenant, before the relevant Review Date, and

              (k) that any VAT chargeable on the rents is fully recoverable by the Tenant as an input for VAT purposes.

"EXCLUDED     the following matters at the relevant Review Date:
REVIEW
MATTERS"      (a)  any effect on the rent of the fact that the Tenant, or any sub-tenant or any predecessor in title of either, is or has been in occupation of the Property,

              (b) any goodwill attached to the Property by reason of the carrying on there of any business of the Tenant its sub-tenants or their predecessors in title to their respective businesses,

              (c) any increase in rental value due to any improvements made to the Property before or after the date of this Lease by the Tenant or its sub-tenants with any consents (where required), except improvements:

                   (i) made at the expense of, or under an obligation to, the Landlord or its predecessors in title, or

                   (ii) completed more than twenty-one (21) years before the relevant Review Date,

                   and for the avoidance of doubt the works specified in the attached schedule have been or will be carried out by the Tenant under an obligation to the Landlord (and so are not Excluded Matters).

              (d) any temporary legal restraint on making or recovering any increase in the Rent,

              (e) any depreciatory effect on the rent because VAT is charged or chargeable on the rents,

"OPEN MARKET  the yearly rent, making the Review Assumptions and disregarding
RENT" the Excluded Review Matters, which would reasonable be expected to be payable for the Property on a letting in the open market on the relevant Review Date.

"REVIEW DATE" each date specified in clause 1.6:4

14.2 NEW RENT

     From and including each Review Date, the Rent will be:

     14.2:1 the sum agreed in writing between the Landlord and the Tenant at any time, or

     14.2.2   in the absence of such agreement, the greater of:

              14.2:2.1 The Rent payable as specified in clause 1.6:1, or, if payment of the whole or part of the Rent has been suspended, the Rent that would have been payable had there been no suspension, and

              14.2:2.2 the Open Market Rent determined (but not earlier than the relevant Review Date) by Arbitration. If before an application is made for the appointment of an arbitrator, the Landlord so elects by prior notice in writing served on the Tenant, the determination will instead be made by an independent surveyor. Any application for the appointment of an arbitrator or an independent surveyor may be made at any time after (but not before) the date six (6) months before the relevant Review Date.

14.3 MEMORANDUM

     14.3:1 Whenever a new Rent is agreed or determined under clause 14.2, the Landlord and the Tenant shall each execute a memorandum recording the agreed amount of the new Rent and the memoranda shall be exchanged.

     14.3:2 The memoranda will be prepared by the landlord and the parties shall bear their own costs in this respect.

14.4 DELAY

     If the Rent payable from a Review Date ("the New Rent") is not known until after that Review Date:

     14.4:1 the Rent payable immediately before the Review Date ("the Old Rent") shall continue to be payable until the New Rent is ascertained, and

     14.4:2 when the New Rent is ascertained, the Tenant shall pay, within fourteen (14) days after the date of ascertainment:

              14.4:2.1 any difference ("the Shortfall") between the Old Rent and the New Rent for the period since the Review Date, and

              14.4:2.2  interest at Base Rate on the Shortfall,

     14.4:3 if interest is payable on the Shortfall, it shall accrue separately on each instalment of the Shortfall from the date on which each instalment would have been payable (had the New Rent been known by the Review Date) to the date of payment of the Shortfall, or to the date fourteen (14) days after the New Rent becomes known, whichever date is the sooner.

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

GUARANTEE
-------------------------------------------------------------------------------

CLAUSE 15

15.1 DEFINITIONS

     In this clause "TERMINATION EVENT" means:

     (a) the disclaimer of this Lease, or

     (b) the surrender of this Lease by a liquidator, administrative receiver or trustee in bankruptcy, or

     (c) the forfeiture of this Lease, or

     (d) the Original Tenant (being a body corporate) ceasing to exist.

15.2 GUARANTEE

     The Guarantor covenants with and guarantees to the Landlord, as a premiinary obligation and with joint and several liability as if the Guarantor were the tenant or a co-tenant with the tenant:

     15.2:1   that the Original Tenant shall comply with its obligations:

              15.2:1.1 to pay the rents under this Lease, including all increases whether implemented in accordance with this Lease or otherwise agreed or settled between the Landlord and the Original Tenant, and

              15.2:1.2  to perform and observe the Tenant Covenants, and

              15.2:1.3 to perform and observe the provisions of any Authorised Guarantee Agreement entered into by the Original Tenant under the terms of this Lease,

     15.2:2 that the Guarantor shall indeminify the Landlord against all losses, claims, demands, damages, liabilities, costs, fees and expenses suffered by the Landlord as a result, directly or indirectly, of a breach by the Original Tenant of a Tenant Covenant or the happening of a Termination Event.

15.3 NEW LEASE ON DISCLAIMER, ETC.

     15.3:1 If the Landlord so requires, by notice in writing served on the Guarantor within four (4) months after a Termination Event, the Guarantor shall immediately take up a new lease of the Property. The terms of the new lease shall be such that, under the combination of this Lease and the new lease, the Landlord will be in the same postion (so far as can be achieved) as if the Termination Event had not occurred and the Guarantor had been the tenant under this Lease. Without prejudice to these general words, the new lease is to include the following provisions:

              15.3:1.1 the term shall commence on (and shall include) the day after the date of the Termination Event and continue for the balance of the Contractual Term, and

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

              15.3:1.2 if on the date of the Termination Event there is an outstanding rent review:

                        (a) the second day of the term shall be a review date ("New Lease First Review Date"),

                        (b) for the purpose of the review of the Rent on the New Lease First Review Date (but not on any subsequent Review Date) the Open Market Rent shall be assessed as at the last Review Date in this Lease falling before the New Lease First Review Date,

                        (c) pending ascertainment of the New Rent payable from the New Lease First Review Date (in accordance with the provisions for review of the Rent) the initial Rent shall be the Rent payable under this Lease immediately before the date of the Termination Event, and

                        (d) on ascertainment of the New Rent clause 14.4 shall apply, and

              15.3:1.3 the other terms shall be the same as the terms of this Lease, with all provisions of a periodic nature, including any relating to review of the Rent, applying on the dates that would have applied if the Termination Event had not occurred.

     15.3:2 The Guarantor shall pay the Landlord's reasonable and proper costs and expenses in connection with the grant of the new lease.

15.4 WAIVER BY GUARANTOR OF RIGHTS

     15.4:1 The Guarantor waves any right to require the Landlord to proceed against the Original Tenant or to pursue any other remedy which may be available to the Landlord before proceeding against the Guarantor.

     15.4:2 The Guarantor shall not claim in any liquidation, bankruptcy, composition or arrangement of the original Tenant in competition with the Landlord.

     15.4:3 While any liabilities of the Original Tenant or the Guarantor to the Landlord remain outstanding:

              15.4:3.1 the Guarantor shall pay to the Landlord the proceeds of all judgments and distributions it receives from any liquidator, trustee in bankruptcy or supervisor of the Original Tenant,

              15.4:3.2 the Guarantor shall hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Original Tenant,

              15.4:3.3 the Guarantor shall not be entitled to benefit from any security held by the Landlord in respect of the Original Tenant's obligations to the Landlord under this Lease, and

              15.4:3.4 the Guarantor shall not be entitled to stand in the place of the Landlord in respect of any such security.

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

15.5 GUARANTOR'S LIABILITY NOT TO BE PREJUDICED

     The Guarantor's liability under this clause 15 is not to be discharged or reduced by any of the following:

     15.5:1 any time or indulgence granted by the Landlord to the Origianl Tenant or any neglect or tolerance by the Landlord in enforcing the Original Tenant's obligations,

     15.5:2 the Landlord's refusal to accept rent tendered, when acceptance of rent might have joepardised the Landlord's right of forfeiture,

     15.5:3 any change in the constitution, structure or powers of the Original Tenant, the Guarantor or the Landlord,

     15.5:4 the liquidation, administration or bankruptcy of the Origianl Tenant or the Guarantor

     15.5:5 any legal limitation or any immunity, disability or incapacity of the original Tenant, whether or not known to the Landlord, or any dealings with the Landlord by the original Tenant outside the powers of the original Tenant,

     15.5:6 a variation of the terms of this Lease by agreement between the Landlord and the original Tenant, or

     15.5:7 any other thing by which (but for this provision) the Guarantor would have been released.

15.6 SURRENDER OF PART BY ORIGINAL TENANT

     If the original Tenant surrenders part of the Property:

     15.6:1 the liability of the Guarantor shall continue in respect of the remainder, after making any necessary apportionments under
              Section 14O of the Law of Property Act 1925, and

     15.6:2 any new lease granted under clause 15.3 shall be of the part of the Property that has not been surrendered.

15.7 BENEFIT OF GUARANTEE

     Successors of the Landlord shall automatically be entitled to the benefit of this guarantee without the need for an assignment.

15.8 CHANGE OF ADDRESS

     The Guarantor shall forthwith notify the Landlord in writing of each change in the principal address of the Guarantor (including in the case of an individual a change in the usual place of residence and in the case of a Guarantor with a registered office a change in the address of the registered office).

EXECUTED BY THE PARTIES AS A DEED and delivered on, but not before, the date inserted as the date of this Lease




                                              (THE COMMON SEAL of
                                              (CAPITAL & COUNTIES plc
                                              (was affixed in the presence of:-



                                              Director



                                              Secretary

REGULATIONS
-------------------------------------------------------------------------------

1.  MUSIC

    Tenants must not play or use any musical instruments or equipment which produces sound in their premises which can be heard outside their premises.

2.  ANIMALS

    Tenants must not keep any live animals (other than guide dogs), fish, reptiles or birds in their premises.

3.  PESTS

    Tenants must keep their premises free from rats, mice and other pests.

4.  RUBBISH

    Tenants must keep all rubbish and refuse in properly covered rubbish bins to the reasonable satisfaction of the Landlord and arrange for the removal of all refuse from their premises at least weekly.

5.  RESIDENCE

    Tenants must not allow any person to reside or sleep on their premises.

6.  AUCTION

    Tenants must not hold any sale by auction on their premises.

7.  SAFES AND OTHER HEAVY OBJECTS

    Tenants must not bring any safe or other very heavy object on to their premises without the Landlord's consent, such consent not to be unreasonably withheld or delayed.

8.  WINDOW SILLS AND BALCONIES

    Tenants must not place flower-pots window-boxes or other articles on externalwindow sills and balconies.

THE SCHEDULE
-------------------------------------------------------------------------------

Of works referred to in item (c) in the definition of Excluded Review Matters in clause 14.1 Items to be included at rent review

1. Air conditioning systems in the following areas

   Ground floor  - Production Commissioning Area (Stonepail Close elevation)

                 - Training Rooms and Training Equipment Room (south wing
                   overlooking rear car park)

                 - VSD Lab and Development Systems Areas

                 - VM2OOO Lab

                 - Customer Test Area

    First Floor  - None

    Second Floor - Conference Room Nos 1 & 2

2. Rearrangement of car park comprising 84 spaces to provide an additional 6 spaces.

3. Unisex shower to be provided on first or second floor in existing toilet block.

4. Additional service bunking similar to existing perimeter bunking to be provided to the six internal columns on each floor.